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                                  EXHIBIT 12.1

                   STATEMENT REGARDING COMPUTATION OF RATIOS
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                    THREE
                                                                                                   MONTHS
                                                                                                    ENDED
                        DECEMBER 31,   JANUARY 1,    DECEMBER 30,   DECEMBER 29,   DECEMBER 28,   MONTH 29,
                            1998          2000           2000           2001           2002         2003
                        ------------   -----------   ------------   ------------   ------------   ---------
                                                   (IN THOUSANDS, EXCEPT RATIOS)
Earnings (loss) before
  income taxes........    $(34,288)      $40,567       $(5,739)       $(38,109)      $17,057       $(7,269)
Interest expense......      31,136        39,739        51,223          57,020        62,395        14,015
Interest portion of
  rent expense(1).....         424         1,068         1,318           1,922         2,000           581
                          --------       -------       -------        --------       -------       -------
Earnings available for
  fixed charges(2)....      (2,728)       81,374        46,802          20,833        81,452         7,327
Divided by:
Fixed charges.........      31,560        40,807        52,541          58,942        64,395        14,596
Ratio of earnings to
  fixed charges.......          --          1.99x           --              --          1.26x           --
                          ========       =======       =======        ========       =======       =======

---------------

(1) Interest portion of rent expense is assumed equal to 33% of operating lease and rental expense for the period.

(2) The amounts of the deficiency in earnings available for fixed charges from a ratio of 1.0x (in thousands) are $34,288, $5,739, and $38,109 for the years ended December 31, 1998, December 30, 2000 and December 29, 2001, respectively, and $7,269 for the three months ended March 29, 2003.